Exhibit 99.1

CONTINENTAL RESOURCES ANNOUNCES PROVED RESERVES AND

PRODUCTION FOR 2015

Proved Reserves Total 1.23 Billion Barrels of Oil Equivalent (Boe) at Year-End 2015

Full-Year 2015 Production Increases 27% over 2014

Oklahoma City, February 10, 2016 – Continental Resources, Inc. (NYSE: CLR) (the “Company”) today announced proved reserves of 1.23 billion barrels of oil equivalent (Boe) at December 31, 2015, compared with year-end 2014 proved reserves of 1.35 billion Boe. Year-end 2015 proved reserves were 57% crude oil, 87% operated by the Company, and 43% proved developed producing (PDP).

Harold Hamm, Chairman and Chief Executive Officer, commented, “The 9% year-over-year reduction in our proved reserves during 2015, compared with an approximately 50% reduction in crude oil prices, clearly validates the premier quality of Continental’s inventory of assets.”

Total production for full-year 2015 was 80.9 million barrels of oil equivalent (MMBoe), or 221,700 Boe per day, an increase of 27% compared to full-year 2014. Crude oil accounted for 66% of total 2015 production, or 53.5 million barrels of oil. Natural gas production for the year was 164.5 billion cubic feet.

Continental’s year-end 2015 proved reserves had a net present value discounted at 10% (PV-10) of $8.0 billion. The Bakken play in North Dakota and Montana accounted for 663 MMBoe of Continental’s year-end 2015 proved reserves, with a PV-10 value of $4.4 billion, or 56% of total proved reserves PV-10. The SCOOP Woodford and SCOOP Springer plays in Oklahoma accounted for 413 MMBoe of Continental’s year-end 2015 proved reserves, with a PV-10 value of $2.5 billion, or 31% of total proved reserves PV-10. The Company completed its initial wells in the over-pressured window of the Oklahoma STACK play in the past year.

Proved reserves finding cost was an average $9.87 per Boe for 2015. Production reduced 2015 proved reserves by 81 MMBoe, while drilling activity added 253 MMBoe. The conversion through drilling activity of proved undeveloped assets (PUDs) moved 81 MMBoe from the PUD category to the PDP category.

PDP reserves increased 6% to 521 MMBoe at December 31, 2015, compared with year-end 2014. The Company had 1,860 gross (995 net) PUD locations at year-end 2015, with the Bakken accounting for 1,292 gross (705 net) PUD locations. Included in these PUD reserves are 179 gross operated (125 net) drilled but uncompleted wells (DUCs), representing 91 MMBoe in proved reserves. These DUCs have completion and equipping capital remaining to be invested to produce the additional PUD reserves.

The Company’s 2015 price deck for calculating proved reserves, before adjustment for location and quality differentials, was $50.28 per barrel of crude oil and $2.58 per MMBtu for natural gas, compared to the 2014 price deck of $94.99 per barrel for oil and $4.35 per MMBtu for gas.

The Company’s year-end 2015 proved reserves reflected a net 297 MMBoe in negative revisions for the year, the largest component of which involved price revisions of 251 MMBoe. The next largest component involved de-booked and expired PUDs of 98 MMBoe, primarily on Bakken acreage outside the Company’s core leasehold in the play. Partially offsetting these and 46 MMBoe in other negative revisions were 98 MMBoe in positive adjustments for reduced lease operating expense and other factors.

Non-GAAP Financial Measure

The Company’s PV-10 value, a non-GAAP financial measure, is derived from the Standardized Measure of discounted future net cash flows, which is the most directly comparable financial measure computed using U.S. GAAP. PV-10 generally differs from Standardized Measure because it does not include the effects of income taxes on future net revenues. The Company believes the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to proved reserves held by companies without regard to the specific income tax characteristics of such entities and is a useful measure of evaluating the relative monetary significance of crude oil and natural gas properties. Investors may utilize PV-10 as a basis for comparing the relative size and value of the Company’s proved reserves to other companies. PV-10 should not be considered as a substitute for, or more meaningful than, the Standardized Measure as determined in accordance with U.S. GAAP. Neither PV-10 nor Standardized Measure represents an estimate of the fair market value of the Company’s crude oil and natural gas properties.

The Company has not provided a reconciliation of its PV-10 to Standardized Measure in this release because final income tax information for 2015 is not yet available. The Company will provide its customary reconciliation of PV-10 to Standardized Measure in its forthcoming Form 10-K for the year ended December 31, 2015 to be filed with the SEC.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. Lower 48 and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and one of the largest producers in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company also has significant positions in Oklahoma, including its SCOOP Woodford and SCOOP Springer discoveries and the STACK and Northwest Cana plays. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2016, the Company will celebrate 49 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

We use the term “EUR” or “estimated ultimate recovery” to describe potentially recoverable oil and natural gas hydrocarbon quantities. We include these estimates to demonstrate what we believe to be the potential for future drilling and production on our properties. These estimates are by their nature much more speculative than estimates of proved reserves and require substantial capital spending to implement recovery. Actual locations drilled and quantities that may be ultimately recovered from our properties will differ substantially. EUR data included herein remain subject to change as more well data is analyzed.

Investor Contact:	Media Contact:

Warren Henry	Kristin Thomas
Vice President, Investor Relations and Research	Vice President, Public Relations
405-234-9127	405-234-9480
Warren.Henry@CLR.com	Kristin.Thomas@CLR.com

Alyson L. Gilbert
Senior Analyst, Investor Relations
405-774-5814
Alyson.Gilbert@CLR.com

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